Exhibit 16.1

Accountants and Business Advisors	Grant Thornton

January 17, 2007

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re:	Sigma Designs, Inc. File No. 000-15116

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of Sigma Designs, Inc. dated January 17, 2007, and agree with the statements concerning our Firm contained therein.

Very truly yours,

GRANT THORNTON LLP

150 Almaden Boulevard
Suite 600
San Jose, CA 95113
T 408.275.9000
F 408.275.0582
W www.grantthornton.com

Grant Thornton LLP
US member of Grant Thornton International